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Exhibit 99.1

Meetic

Audited Consolidated Financial Statements as of December 31, 2010 and 2009 and

for the years ended December 31, 2010 and 2009

INDEX

Consolidated Financial Statements

For the years ended 31 December 2010 and 2009

 Independent Auditors' Report

The Board of Directors
Meetic S.A.

        We have audited the accompanying consolidated statements of financial position of Meetic S.A. and subsidiaries (the Company) as of December 31, 2010 and 2009 and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as adopted by the European Union and in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

        As discussed in Note 2.2 to the consolidated financial statements, the Company has elected to change its method of accounting with respect to the classification of the Assessment on Added Value ("Cotisation sur la Valeur Ajoutée") as income tax.

KPMG Audit Department of KPMG S.A.
Jean-Pierre Valensi

October 14, 2011

Consolidated Statements of Income

(In thousands of euros)	Note	31.12.2010	31.12.2009
Revenue		185 993	157 884
Other revenue		286	606
Purchase and external costs	5	(119 095)	(92 518)
Taxes, duties and similar payment	6	(696)	(1 869)
Employee costs	7	(27 946)	(26 754)
Other expenses		(217)	(14)
Operating Income (loss) before depreciation and amortization		38 325	37 335

Depreciation and amortization	8	(4 157)	(3 065)
Operating Income (loss)		34 168	34 270

Financial income		1 073	676
Financial costs		(1 343)	(1 031)
Financial Income (loss)	10	(270)	(355)

Pre-tax Income		33 898	33 915

Income tax	9	(13 020)	(11 593)
Share in the net income of associates	16	998	—

Net Income from Continuing Operations		21 876	22 322
Net Income from Discontinued Operations	11	2 314	(2 662)

Net Income (loss) for the period		24 190	19 660

Out of which part attributable to:
Owners of the parent of the Group		24 190	19 660
Non-controlling interests		—	—
Earnings per share attributable to Owners of the parent of the Group:
Basic earnings per share from continuing operations		0,96	0,98
Diluted earnings per share from continuing operations		0,93	0,97
Basic earnings per share from discontinued operations		0,10	(0,12)
Diluted earnings per share from discontinued operations		0,10	(0,12)
Basic earnings per share		1,06	0,87
Diluted earnings per share		1,03	0,85

Consolidated Statements of Comprehensive Income

(In thousands of euros)	31.12.2010	31.12.2009
Net Income (loss) for the period	24 190	19 660

of which attributable to the Group	24 190	19 660
Changes in reserves for currency translation adjustment related to discontinued operations	—	6 485
Changes in reserves for currency translation adjustment	8 451	4 348
Portion of currency translation adjustment transferred to income	(841)	(211)
Tax effects	—	—

Other Comprehensive Income, Net of related tax effects	7 610	10 622

Total Comprehensive Income	31 800	30 282

of which attributable to the Group	31 800	30 282

Consolidated Statements of Financial Position

(In thousands of euros)	Note	31.12.2010	31.12.2009
ASSETS
Goodwill	13	197 960	190 262
Other intangible assets	14	23 945	24 706
Property, plant and equipment	15	3 107	2 517
Investments in associates	16	22 631	—
Other non-current assets	17	7 884	5 875
Deferred tax assets	27	—	562
Total fixed assets		255 527	223 922

Trade receivables and other debtors	18	9 564	8 270
Other receivables	19	2 975	2 511
Tax asset		—	1 565
Prepaid expenses	20	3 502	5 235
Cash and cash equivalents	21	40 556	44 158
Assets held for sale	11	—	30 643
Total current assets		56 597	92 382

TOTAL ASSETS		312 124	316 304

EQUITY AND LIABILITIES
Share capital		2 283	2 270
Issue, merger, contribution premiums		193 430	197 089
Reserves and retained earnings		20 827	21 333
Net income (loss) for the period		24 190	19 660
Total shareholders' equity	22	240 730	240 352

Long term borrowings and financial indebtedness	24	2 139	3 601
Deferred tax liabilities	27	6 070	5 732
Other non-current liabilities		30	—
Total non-current liabilities		8 239	9 333

Provisions	23	142	316
Short term borrowings and financial indebtedness	24	1 762	348
Trade payables and other creditors		19 116	25 170
Tax liability		5 529	3 527
Tax and health insurance/social security liabilities	25	8 782	8 197
Other liabilities		954	304
Pre-paid revenue	26	26 870	23 326
Liabilities held for sale	11	—	5 431
Total current liabilities		63 155	66 619

Total liabilities		71 394	75 952

TOTAL LIABILITIES AND EQUITY		312 124	316 304

Consolidated Statements of Changes in Equity

(In thousands of euros)	Share capital	Issue Premium (including costs of IPO charged to issue premium net of taxes)	Currency Translation Adjustments	Treasury shares	Retained earnings	Equity attributable to the owners of the Parent Company	Total Equity
31 December 2008	1 661	88 317	(20 854)	(642)	28 461	96 943	96 943

Net Income	—	—	—	—	19 660	19 660	19 660
Changes in reserves for currency translation adjustment, net of tax effects	—	—	10 833	—	—	10 833	10 833
Reclassification of currency translation adjustment to income, net of tax effects	—	—	(211)	—	—	(211)	(211)
Other Comprehensive Income	—	—	10 622	—	—	10 622	10 622
Comprehensive Income	—	—	10 622	—	19 660	30 282	30 282

Capital increase	609	108 772	—	—	—	109 381	109 381
Share based payments	—	—	—	—	3 645	3 645	3 645
Treasury shares	—	—	—	346	(245)	101	101
Transactions with owners	609	108 772	—	346	3 400	113 127	113 127

31 December 2009	2 270	197 089	(10 232)	(296)	51 521	240 352	240 352

Net Income	—	—	—	—	24 190	24 190	24 190
Changes in reserves for currency translation adjustment, net of tax effects	—	—	8 451	—	—	8 451	8 451
Reclassification of currency translation adjustment to income, net of tax effects	—	—	(841)	—	—	(841)	(841)
Other Comprehensive Income	—	—	7 610	—	—	7 610	7 610
Comprehensive Income	—	—	7 610	—	24 190	31 800	31 800

Capital increase	13	(10)	—	—	—	3	3
Dividends	—	(3 649)	—	—	(30 559)	(34 208)	(34 208)
Share based payments	—	—	—	—	2 707	2 707	2 707
	—	—	—	—	—	—	—
Treasury shares	—	—	—	77	—	77	77
Transactions with owners	13	(3 659)	—	77	(27 852)	(31 421)	(31 421)

31 December 2010	2 283	193 430	(2 623)	(219)	47 859	240 730	240 730

Consolidated Statements of Cash Flows

(In thousands of euros)	31.12.2010	31.12.2009
Net income for the period	24 190	19 660
Including Net Income from Discontinued Operations	2 314	(2 662)
Including Net Income from Continuing Operations	21 876	22 322
Adjustments:
Depreciation and amortization	4 116	3 065
Share-based payments	2 904	3 574
Share in the net income of associates	(998)	—
Operating Cash Flow from Continuing Operations after Finance Costs and Income Tax	27 898	28 961

Financial costs	270	355
Income Tax	13 020	11 593
NET OPERATING CASH GENERATED BY CONTINUING OPERATIONS BEFORE IMPACTS OF FINANCIAL EXPENSES AND INCOME TAXES	41 188	40 909

Income tax paid	(8 502)	(6 273)
Change in operating working capital related to continuing operations	(1 306)	(3 651)
Other change on working capital	(2 009)	(1 625)
NET OPERATING CASH GENERATED BY CONTINUING OPERATIONS	29 371	29 360

Net operating cash generated by (used in) discontinued operations	301	3 365

I—NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	29 672	32 725

Capital expenditures	(2 245)	(1 370)
Acquisition of intangible assets	(971)	(1 588)
Investment in subsidiaries, after acquired cash	—	(8 013)
Other investments in financial assets	—	—
Changes in cash deposits	—	(1 575)
Disposals of assets	—	6
Disposals of subsidiaries, after divested cash	3 406	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	190	(12 540)

Net cash provided by (used in) investing activities from discontinued operations	—	(628)

II—NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	190	(13 168)

Capital increase	3	—
Treasury shares	—	382
Dividends	(34 208)	—
New borrowings	—	3 975
Repayment of borrowings	(18)	(1 635)
Financial costs paid	—	(192)
Financial income from cash equivalents	159	338
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	(34 064)	2 868

Net cash provided by (used in) financing activities from discontinued operations	(1 566)	(3 390)

III—NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(35 630)	(522)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS (I) + (II) + (III)	(5 768)	19 034
Effect of foreign currency translation	203	509
Cash and cash equivalents at beginning of year (including discontinued operations)	46 121	26 577
Increase / (decrease) of cash and cash equivalents from continuing operations	(4 301)	20 197
Increase / (decrease) of cash and cash equivalents from discontinued operations	(1 265)	(653)

CASH AND CASH EQUIVALENTS AT END OF THE YEAR	40 556	46 120

From continuing operations	40 556	44 158
From discontinued operations	—	1 962

 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

        Meetic S.A. (hereinafter called the "Company") is a French Limited Liability Company ("société anonyme") subject to all laws and regulations applicable to business companies in France and, in particular, the French Code of Commerce. Its registered office is located at 66 route de la Reine 92100 Boulogne-Billancourt (France).

        Meetic is a French group which markets two economic models on the dating market, one based on internet use, the other on mobile phones.

        The consolidated financial statements include the accounts of Meetic S.A. and its subsidiaries (hereinafter called the "Group"), together with its interests in associates. They are expressed in Euros, rounded to the nearest thousand.

        The consolidated financial statements for years ended 31 December 2010 and 2009 had been authorized by the Board of Directors of the Company on 15 Mach 2011 and 17 March 2010 respectively, and had been filed with the AMF.

        In the context of the acquisition of Meetic by IAC/InteractiveCorp (hereinafter called "IAC"), IAC is required to file with the SEC, a form 8-K, including one set of Meetic consolidated financial statements covering the two years ended 31 December 2010 and 2009 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and in accordance with International Financial Reporting Standards as adopted by the European Union. Therefore, the consolidated financial statements covering the two years ended 31 December 2010 and 2009 have been authorized by the Meetic board of Directors on 12 October 2011.

Note 1. MAJOR EVENTS DURING YEARS 2009 AND 2010

Acquisition of Match.com International Ltd

        On 5 June 2009, Meetic acquired Match.com International Limited (MIL), which operates Match.com's business in Europe. For this acquisition, Meetic issued 6,094,334 common shares reserved for Match.com Pegasus Limited in addition to a €9.5 million Promissory Note (this amount includes the net financial contribution of €4,162,333 made by the Match group to Match.com International Limited in connection with the split-up of Match.com International Limited's European and non-European businesses).

        The final amount of the Promissory Note came to €7.5 million, taking into consideration the adjustment for Net Working Capital calculated as provided in the Acquisition Agreement.

Sale of eFriendsNet subsidiary

        On 5 January 2009, the Group sold its entire stake in eFriendsNet to the founding shareholders thereof for $10. The assets and liabilities of eFriendsnet had been classified as held for sale as of 31 December 2008, causing a charge to be recorded of €14 570 000. The actual sale transaction was recorded in Meetic Group's financial statements as of 31 December 2009. The impact in the 2009 income statement was € 593 thousands, corresponding essentially to the recycling of conversion reserves and the charge for the discontinuance from the Group of this company in respect of the Group's reserves.

Formation of a joint venture with Match.com in Latin America

        On 10 March 2010, Meetic and Match.com, a subsidiary of IAC, finalized a strategic business alliance involving the formation of a joint company in Latin America, called Match.com Global Investments SARL. This decision was approved by the Board of Directors on 12 November 2009.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. MAJOR EVENTS DURING YEARS 2009 AND 2010 (Continued)

        As the agreement provides, Meetic and Match.com each contributed to the new joint company their respective businesses in South America: the Brazilian company, ParPerfeito owned by Meetic and the business and operations of Match.com in the other countries of Latin America. Under this agreement, Meetic will own 10% of shares and voting rights of Match.com Global Investments SARL, representing 50% of the economic interests of the new company, the operations of which will be controlled by Match.com.

        Meetic's stake in the new company is subject to put and call options that may be exercised as from the fourth year at fair market value and may give rise to payment of an additional $1.5 million upon the occurrence thereof.

        The contribution was treated as a sale with a loss of control of the Brazilian company, in accordance with IAS 27 (revised in 2008). On 31 December 2009, all assets and liabilities of ParPerfeito were classified, at their fair value, as held for sale, in accordance with IFRS 5.

        Meetic has significant influence over Match.com Global Investments SARL, in light of its 10% stake and representation on the Board of Directors, which requires it to account for its investment in Match.com Global Investments SARL in accordance with the equity method as of 10 March 2010, as provided in IAS 28.

        As of 31 December 2010, the Group share in Match.com Global Investments SARL was recorded in the balance sheet under the line item "Investments in associates" in the amount of €22.6 million.

        This amount consists of:

  •
  €21.2 million of value as of 10 March 2010, after taking into consideration the acquisition costs directly attributable to the transaction. This amount includes goodwill and the Group share in fair value of assets, liabilities and contingent liabilities identified.

  •
  €998 000 of the Group share in the net income of Match.com Global Investments SARL for the period from 10 March to 31 December 2010 recorded in the Group's net income as "Share in profit or loss of associates". In light of the calendars for closing the financial statements of Match.com Global Investments SARL and in light of IAS 28, Meetic's share in the income of Match.com Global Investments SARL as of 31 December 2010 was recorded on the basis of the most recent available financial statements of Match.com Global Investments SARL, adopted and approved on 30 September 2010, i.e., with a difference of three months. No event or transaction likely to have a material impact on the Group's financial statements occurred between 30 September and 31 December 2010.

  •
  €0.4 million of foreign exchange differences resulting from the translation of Match.com Global Investments SARL financial statements, which functional currency is the US dollar.

Payment of a dividend of 1.5 euro per share

        Meetic's Board of Directors decided, at its meeting of 17 March 2010, to propose the payment of a dividend to its shareholders. The amount of dividend paid on 14 June 2010 is 1.5 euro per share.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES

2.1.  Statement of Compliance and Basis of preparation of Financial Statements

2.1.1.  Financial Statements as of 31 December 2010

        The consolidated financial statements of the Group for the periods presented are prepared in accordance with the International Financial Reporting Standards ("IFRS") as endorsed by the European Union as of 31 December 2010 (available on the site
http://ec.europa.eu/internal_market/accounting/ias/index_fr.htm) and IFRS as issued by the International Accounting Standards Board (IASB).

        The new standards, amendments, and interpretations published by the IASB (International Accounting Standards Board), required to be applied as of 31 December 2010 did not have a material impact on the Consolidated Financial Statements as of 31 December 2010.

        With respect to new standards, amendments, and interpretations published by the IASB as of 31 December 2010 which are required to be applied after 31 December 2010, as well as proposals published by the IASB, the Group has decided not to apply them on an anticipated basis. Meetic is currently assessing the potential impact of the application of these amendments on its financial statements.

2.1.2.  Financial Statements as of 31 December 2009

        As of 31 December 2009, the accounting principles and estimates used by the Group are identical to those used in the consolidated financial statements for the fiscal year ended 31 December 2008, except as set forth below.

  (a)
  Identification and Description of Operating Segments

        Since 1st January 2009, the Group has identified and presented operating segments based on information transmitted internally to Senior Executive Management. This change in accounting methods resulted from application of IFRS 8 "Operating Segments". In the past operating segments were identified and presented in accordance with IAS 14, "Segment Information". The new accounting method application is set forth below.

        Comparative segment information has been restated in accordance with the transitional provisions of IFRS 8. This change in accounting method affected only the presentation and content of the information set forth in Note 4 and had no impact on earnings per share.

        An operating segment is a component or division of the Group that conducts operations with respect to which it expects or is likely to generate revenues or incur expenses, including revenues and expenses relating to transactions with other divisions or operations of the Group. Operating income of the segment is periodically reviewed by Senior Executive Management to make decisions with respect to resources to be devoted to the segment and in evaluating its performance. Distinct financial information is available for such segment.

        Segment results submitted to Senior Executive Management consist of information directly attributable to the segment. The unassigned items consist of all structural expenses or charges.

        Under and pursuant to IFRS 8, the Group has identified three operating segments:

  •
  Internet

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

  •
  Mobile

  •
  Advertising

  (b)
  Presentation of Financial Statements

        The Group applied revised IAS 1, "Presentation of Financial Statements", which took effect on 1st January 2009. Accordingly, the Group presents a consolidated statement of comprehensive income and presents all changes in shareholders' equity (also called net equity) in respect of the Company's owners only in the Statement of Changes in Shareholders' Equity, while changes in shareholders' equity that have no effect on the owners are also presented in the Consolidated Income Statement. This presentation was used for the consolidated financial statements for the fiscal year ended 31 December 2009.

        Comparative information has been restated to be brought into compliance with the revised standard. This change in accounting method, which affects only presentation, has no impact on earnings per share.

        The application of amendment IAS 38.69 relating to advertising expenses had no impact on the Group's financial statements as of 31 December 2009 or on comparative purposes.

        The new standards, amendments, and interpretations published by the IASB (International Accounting Standards Board) and required to be applied as of 31 December 2009 did not have a material impact on the Consolidated Financial Statements as of 31 December 2009.

2.2.  Change in accounting principles

        The Budget Law ("Loi de finances") for 2010, approved on 30 December 2009, eliminated the application of the professional tax ("taxe professionnelle") to companies domiciled in France for tax purposes from and after 2010 and replaced it with the "Contribution Economique Territoriale" ("CET"), or Territorial Economic Contribution, which includes two new assessments:

  •
  The "Cotisation Foncière des Entreprises" ("CFE") (Company Real Property Assessment) based on real property rental values used to assess the professional tax;

  •
  The "Cotisation sur la Valeur Ajoutée" ("CVAE"), or Assessment on Added Value, based on the added value shown by statutory accounts.

        The Group concluded that the above-described tax changes consisted of a replacement of the professional tax ("taxe professionnelle") by these two new assessments:

  •
  The "CFE" based on real property rental values is similar with the professional tax, and for this reason is recorded as an operating expense in the income statement;

  •
  The "CVAE" considered by the Group to be consistent with an income tax as defined by IAS 12, Income taxes. For this analysis, the Group considered the IFRIC decision not to add to its agenda (March 2006 and May 2009) the request for guidance on the scope of IAS 12. The IFRIC noted that to be within the scope of IAS 12, an income tax is a tax based on a measure of net profit which does not need to be based on a figure that is exactly accounting profit. Based on this principle, the Group concluded that CVAE is an income tax as the added value is the measure of results used in the CVAE calculation according to French tax laws.

        As required by IAS 12, the recognition of CVAE as income tax should have lead the Group to recognize as of 31 December 2009 deferred taxes in respect of taxable temporary differences existing as

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

this date, as counterpart of a net charge in the income statement, as the Budget Law ("Loi de finances") was approved in 2009. However, the application of this principle had no significant impact on 2009 accounts. On the other side, as of 31 December 2010, the CVAE expense is classified under the line item "Income tax" of the income statement for an amount of €679 thousand.

2.3.  General valuation principles

        The annual consolidated financial statements have been prepared in accordance with the principle of historical costs, except for certain financial assets, valued at fair value.

2.4.  Use of estimates

        The preparation of financial statements in conformity with IFRS recognition and measurement principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses as well as the information contained in certain Notes to the Financial Statements.

        Since these assumptions are, by their nature, uncertain, actual results could differ from such estimates. Meetic Management regularly reviews these estimates and assumptions to reflect past achievements and integrate factors deemed relevant in light of economic conditions.

        The main estimates and assumptions relate to the measurement of:

  •
  Provisions: risk estimates performed on an individual basis (Note 2.12),

  •
  Share-based compensation: assumptions updated annually, such as the estimated term, volatility and the estimated dividend yield (Note 2.14),

  •
  Goodwill, indefinite useful life intangible assets and assets in progress: valuation methods adopted for the identification of intangible assets acquired through business combinations, assumptions updated annually following impairment tests performed on each of the group's cash-generating units (CGU) determined by future cash flows and discount rates (Note 2.11).

2.5.  Principles of Consolidation

Subsidiaries

        Investments over which the Group exercises control, are fully consolidated. Control exists when the Group has the power directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities. In assessing control, potential voting rights that are currently exercisable are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Associates

        Entities over which the Group exercises significant influence are accounted for under the equity method. Significant influence is presumed to exist when the Group holds, directly or indirectly, at least 20% of voting rights in an entity unless it can be clearly demonstrated that the Group does not exercise significant influence. Under the equity method, the investment in an associate is initially recognized at cost and the carrying amount is increased or decreased to recognize the investor's share of the profit or

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

loss of the investee after the date of acquisition. The financial statements of the Group shall be prepared using uniform accounting policies for like transactions and events in similar circumstances.

2.6.  Foreign Currency Translation

Financial statements denominated in a foreign currency

        Functional currency is the currency of the primary economic environment in which the entity operates. Functional currency of the Group is the euro. Financial statements of subsidiaries for which the functional currency is not the euro, are translated into euros as follows:

  •
  The Consolidated Statement of Financial Position is translated at the exchange rate at the end of the period;

  •
  The Consolidated Statement of Income and the Consolidated Statement of Cash Flows are translated using the spot exchange rate at the date of the transaction;

  •
  The resulting translation gains and losses are recorded as foreign currency translation differences in equity as Other Comprehensive Income in the line item "Currency Translation Adjustments".

        Goodwill resulting from the acquisition of a foreign company is recorded in the functional currency of the cash generating unit to which it is attached. It is then converted as at reporting date into the currency of presentation of the Group. The differences resulting from this conversion are recorded in equity as Other Comprehensive Income in the line item "Currency Translation Adjustments".

Foreign currency transactions

        Transactions in foreign currencies are initially recorded in the functional currency at the exchange rate prevailing at the date of the transaction. At each closing date, monetary assets and liabilities denominated in foreign currencies recorded at historical cost are retranslated at the functional currency closing rate. All differences are taken to profit and loss in Financial Income.

        Differences on foreign currency borrowings that provide a hedge against a net investment in a foreign entity are taken directly to equity (in the line item "Currency translation adjustments"), until the disposal of the net investment.

2.7.  Presentation of the Consolidated Financial Statements

Presentation of the Consolidated Statement of Income

        The Group presents an analysis of expenses recognized in profit or loss using a classification based on their nature.

        The Consolidated Statement of Income presents a subtotal for:

  •
  "Operating Income" which corresponds to the difference between charges and income that does not result from financing activities, equity affiliates, discontinued operations and taxes;

  •
  "Operating Income before depreciation and amortization" which is a major component of the Group's key profitability measure, before impact of depreciation and amortization of investments.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

Consolidated statement of financial position

        Assets and liabilities which are due to be settled in its normal operating cycle, generally within twelve months after the reporting period, are classified as current. The Group classifies all other assets as non-current.

2.8.  Business combinations and goodwill

Business combinations from 1 January 2010

        Business combinations are recorded using the acquisition method. Under this method, upon the initial consolidation of an entity over which the Group has acquired exclusive control:

  •
  the identifiable assets acquired and the liabilities assumed are recognized at their fair value on the acquisition date; and

  •
  non-controlling interests are measured either at fair value or at the non-controlling interest's proportionate share of the acquiree's net identifiable assets.

        This option is available on a transaction-by-transaction basis.

        At this date, goodwill is initially measured as the difference between:

  •
  the fair value of the consideration transferred, plus the amount of non-controlling interests in the acquiree and, in a business combination achieved in stages, the acquisition-date fair value of the previously held equity interest in the acquiree; and

  •
  the net fair value of the identifiable assets and liabilities assumed on the acquisition date.

        The purchase price allocation shall be performed within 12 months after the acquisition date.

        If goodwill is negative, it is recognized in the Statement of Income.

        Subsequently, goodwill is measured at its initial amount less recorded accumulated impairment losses (please refer to Note 2.11).

        In addition, the following principles are applied to business combinations:

  •
  if possible on the acquisition date, goodwill is allocated to each cash-generating unit likely to benefit from the business combination;

  •
  contingent consideration in a business combination is recorded at fair value on the acquisition date and any subsequent adjustment, occurring after the purchase price allocation period is recognized in the Statements of Income;

  •
  acquisition-related costs are recognized as expenses when incurred.

Business combinations prior to 1 January 2010

        IFRS 3, as published by the IASB in March 2004, already retained the acquisition method. However, its provisions differed from those of the revised standard on the main following items:

  •
  minority interests were measured at their proportionate share of the acquiree's net identifiable assets as there was no option of measurement at fair value;

  •
  contingent consideration was recognized in the cost of acquisition only if the payment was likely to occur and could be reliably measured in its amount;

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

  •
  transaction costs that were directly attributable to the acquisition formed part of acquisition costs; and

  •
  in the event of acquisition of an additional interest in a subsidiary, the difference between the acquisition cost and the carrying value of minority interests acquired was recognized as goodwill.

2.9.  Intangible assets, other than goodwill

        An intangible asset shall be carried at its cost less any accumulated amortization and any accumulated impairment losses. They consist of:

  •
  expenses linked to creation of websites. Such expenses are amortized by the straight-line method over a life of five years, corresponding to the estimated useful life,

  •
  purchases of software and licenses. Purchases that correspond to the core of the sites are amortized over five years, and the other purchases are amortized over the useful life, or the term of the legal or contractual rights, respectively, attaching to them.

        The Group recognizes development costs of websites in accordance with the terms and conditions of IAS 38, Intangible Assets, and SIC 32, Intangible Assets—Costs Related to Websites, i.e., after verifying the following conditions:

  •
  the technical feasibility of completing the intangible asset so that it will be available for use or sale.

  •
  its intention to complete the intangible asset and use or sell it.

  •
  its ability to use or sell the intangible asset.

  •
  how the intangible asset will generate probable future economic benefits.

  •
  the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

  •
  its ability to measure reliably the expenditure attributable to the intangible asset during its development.

        Subsequent improvement costs of the sites are recorded as expenses.

        The expenses incurred for internal creation of trademarks/brands are not recognized as intangible assets, but constitute expenses for the period. Trademarks acquired during company reorganizations are treated as having an indefinite useful life, are, therefore, not amortized, and are subjected to an impairment test.

        An intangible asset acquired in a business combination is recognized at the acquisition date separately from goodwill within a measurement period that shall not exceed one year from the acquisition date.

        Intangible assets are subjected to an impairment test when there is any indication that an asset may be impaired and intangible assets with an indefinite useful life or intangible assets not yet available for use are tested for impairment annually (please refer to Note 2.11).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

2.10.  Property, plant and equipment

        An item of property, plant and equipment that qualifies for recognition as an asset shall be measured at its cost. An item of property, plant and equipment acquired in a business combination is recognized at its fair value at acquisition date. After recognition as an asset, an item of property, plant and equipment shall be carried at its cost less any accumulated depreciation and any accumulated impairment losses.

        IAS 16, Property, Plant and Equipment, requires that the principal components of an asset having a material cost compared to the total cost of the principal fixed asset be identified, so that they can be amortized over their own useful life. In light of the character of the property, plant and equipment items owned by the Group, however (see, below), no component for purposes of IAS 16 has been identified.

        An item of property, plant and equipment is amortized by the straight-line method over its useful life.

        Useful lives of new equipment are recorded in the following limits:

  •
  General installations, furnishings, partitions, installations—7 years straight line

  •
  Office and IT equipment—3 to 5 years straight line

  •
  Furniture—5 years straight line

  •
  Vehicles—1 year straight line

        Used equipment acquired is amortized on a straight line basis over its remaining useful life.

2.11.  Asset Impairment

        Each time events or changes in the economic environment indicate a current risk of impairment of goodwill, other intangible assets, property, plant and equipment and assets in progress, the Group re-examines the value of these assets.

        In addition, goodwill, other indefinite life intangible assets and intangible assets in progress are all subject to an annual impairment test during the month of December of each fiscal year.

        For the purposes of the goodwill impairment test, the Group's net assets are allocated to Cash Generating Units ("CGUs"). A Cash Generating Unit is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets.

        The CGUs used in the present configuration and organization of the Group are the 10 countries in which the Group operates.

        This test is performed in order to compare the recoverable amount of each Cash Generating Unit (CGU) to the carrying value of the corresponding assets. The recoverable amount is determined as the higher of either the value in use or the fair value (less costs to sell). The value in use of each asset or group of assets is determined as the discounted value of future cash flows (discounted cash flow method or "DCF") by using cash flow projections consistent with the budget and the most recent forecasts prepared by the Management.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

        If the recoverable amount is lower than the carrying value of an asset or group of assets, an impairment loss is recognized in Operating Income for the difference in the amounts. In the case of a group of assets, this impairment loss is recorded first against goodwill.

        The impairment losses recognized in respect of property, plant and equipment and intangible assets (other than goodwill) may be reversed in a later period if the recoverable amount becomes greater than the carrying value, within the limit of impairment losses previously recognized. Impairment losses recognized in respect of goodwill cannot be reversed at a later date.

2.12.  Provisions

        The Group recognizes provisions when it has a legal or constructive obligation resulting from past events, the resolution of which would result in an outflow of resources, and when the obligation can be reliably estimated.

        Litigation (including employment-related disputes) is provisioned as soon as an obligation arises on the part of the Group to a third party that exists at the end of the accounting period. Provisions are valued on the basis of the best estimate of the foreseeable expenses, and are discounted to present value, when the effect of time value is significant.

2.13.  Employee benefits

        Under and pursuant to obligations resulting from employee and labour legislation in France, the Group contributes to mandatory retirement plans through schemes or plans involving defined contributions. In this respect, the Group paid contributions based on salaries, recorded as expenses for the period.

        In France and Germany, the Group has also agreed to plans for defined benefit plans for retirement. Agreements relating to retirement in France are estimated in accordance with IAS 19, Employee Benefits. They are near zero, however, in light, in particular of the relatively short length of service of the Group employees.

2.14.  Share-based payment

        Executive officers and certain employees of Meetic and its subsidiaries have received founders' warrants ("bons de souscription de parts de créateur d'entreprise") and free shares.

        IFRS 2, Share-based payment, requires a valuation and recognition of such plans at grant date.

        Pursuant to the transitional provisions of IFRS 1 with respect to IFRS 2, the Group elected to retain only plans granted after 7 November 2002 and the rights under which would not have vested as of 1st January 2005. Plans prior to 7 November 2002 are not valued and remain unrecorded, so long as the option has not been exercised.

        The Group conducted a valuation, at the grant date, of the plans falling within the scope of IFRS 2, in accordance with the Black & Scholes model. Changes in value subsequent to the grant date are without impact on the initial valuation of the options or warrants. The number of options or warrants taken into consideration in valuing the plan is adjusted at the end of each accounting period to reflect the likely presence of the beneficiaries at the end of the period when the rights are no longer available.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

        The benefit valued in accordance with IFRS 2 is a form of compensation for the beneficiaries: it is recorded as a personnel expense, amortized over the vesting period on a straight-line basis, with corresponding credit in shareholders' equity.

2.15.  Treasury shares

        If an entity reacquires its own equity instruments, those instruments ('treasury shares') shall be deducted from equity. No gain or loss shall be recognized in profit or loss on the purchase, sale, issue or cancellation of an entity's own equity instruments.

2.16.  Transaction costs of an equity transaction

        The transaction costs of an equity transaction are accounted for as a deduction from equity, net of any related income tax benefit.

2.17.  Financial Instruments

        Financial instruments of the Group consist of financial assets and liabilities. As of 31 December 2010 and 2009, the Group does not have any derivative.

Financial assets

        Financial assets are initially recognized at the fair value of the consideration paid, for which the best evidence is the acquisition cost (including associated acquisition costs, if any).

        The Group's financial assets consist of financial assets measured at fair value through profit or loss and loans and receivables:

  •
  financial assets measured at fair value through profit or loss: this class of assets consists, for the Group of cash and assets held for trading acquired with the objective of producing a short-term profit (SICAVs, FCPs, etc.). Unrealized gains and losses on these assets are recognized in other financial charges and income. Fair value is determined mainly based on quoted prices.

  •
  loans and receivables: In the Group, this category includes deposits, the liquidity contract with Société Générale (please refer to Note 17), trade and other receivables. These assets are measured initially at fair value. At the end of each period, they are measured at amortized cost using the effective interest rate method.

        As of 31 December 2010 and 2009, the Group does not have any financial assets available-for-sale or held-to-maturity.

Cash and cash equivalent

        The item "Cash and Cash Equivalents" in the balance sheet consists of:

  •
  Cash in banks;

  •
  Cash equivalents: cash equivalents consist of cash, highly liquid investments subject to insignificant risk of changes in value and with an short maturity date (generally less than 3 months from the time of purchase).

        This line item does not include bank overdrafts that are presented as current financial liabilities in the statement of financial position.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

        Cash presented in the Statement of Cash Flows corresponds to "cash and cash equivalents" as defined above.

Financial asset impairment

        The assets valued at amortized cost, i.e., "loans and receivables" in the case of the Group, must be subjected, at the end of each accounting period, to an impairment test, if there is any indication or indicator of a loss in value.

        The amount of any write-down is equal to the difference between the book value of the asset and the amount, discounted to present value, of expected future cash flow, in light of the condition of the counterparty, determined by using the initial effective interest rate of the financial instrument. The expected cash flow of short-term assets is not discounted to present value.

        The impairment determined is recorded in financial income (loss) for the period. If, during subsequent periods, the conditions leading to the impairment disappear, the write-down must be reversed, without the net book value, however, becoming greater than the amortized cost as of the date of reversal.

Financial liabilities

        Financial liabilities of the Group are measured at amortized cost calculated based on the effective interest rate method.

        Liabilities are split between current liabilities, for the portion to be repaid within twelve months after the end of the period, and non-current (or long-term) liabilities having maturities of greater than twelve months.

        As of 31 December 2009, the Group's financial liabilities essentially consist of the following:

  •
  Amounts not yet due for liabilities contracted toward sellers of foreign subsidiaries.

  •
  Trade payables.

  •
  Financial debts arising in connection with assets acquired under capital leases, or sale/lease back transactions.

        As of 31 December 2010, financial liabilities within the Group mainly consist of trade payables.

2.18.  Non-current assets held for sale

        A fixed asset or a grouping of assets and liabilities is classified as held for sale when its carrying amount will be recovered principally through a sale transaction rather than through continuing use. For this to be the case, the asset (or groupings of assets and liabilities) must be available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or groupings of assets and liabilities), and its sale must be highly probable.

        Such assets or groupings of assets and liabilities are measured at the lower of their carrying value and fair value less costs to sell.

        Any loss in value in respect of a group intended for sale is charged to goodwill, first, then to other assets in proportion to their book value, except, however, for financial assets and deferred tax assets, which continue to be valued in accordance with the Group's accounting principles applicable to them. Losses in value resulting from the classification of an asset (or group of assets intended for sale or

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

disposition) as held for sale, as well as gains and losses in respect of subsequent valuations are recorded in income. The gain recorded may not exceed the aggregate amount of losses in book value.

2.19.  Income tax

        Deferred tax is recognized using the balance sheet method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Accordingly, the tax charge is attached to each appropriate period, in light, among other things, of the timing differences that can arise between the date of recording certain items of revenue and expense and the effective tax impact thereof.

        A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference or tax losses carried forward can be utilized.

        Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

        Deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill, except:

  •
  when a local tax law or regulation authorizes deduction of the amortization charge from goodwill, a deferred tax liability resulting from the timing difference between its tax basis and its book value.

  •
  when the deferred tax liability results from the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit.

        A deferred tax liability is recognized for all taxable temporary differences associated with investments in subsidiaries and associates, except to the extent that both of the following conditions are satisfied:

  •
  the Group is able to control the timing of the reversal of the temporary difference (e.g. the payment of dividends); and

  •
  it is probable that the temporary difference will not reverse in the foreseeable future.

        Deferred tax assets and liabilities are offset if they relate to income taxes levied by the same tax authority on the same taxable entity.

        Deferred tax assets and liabilities are recognized as non-current assets and liabilities in the balance sheet.

        Income tax expense is recognized in statement of income except to the extent that it relates to items recognized directly in equity or in other comprehensive income, in which case it is recognized in equity or in other comprehensive income.

2.20.  Revenue

        Revenue consists principally of subscriptions to the various services available on the website. These services offered to clients constitute a continuous service over time. Revenue is recognized on a daily basis over the subscription period. At year-end, therefore, subscription revenue relating to the subsequent financial period is booked as deferred income.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

        Revenue generated from mobile technology consists of payments from the mobile telephone operators with which the Group's companies have a partnership, for the presence of their mobile sites on the operators' portals. The payment from the operators is recorded net of their management expenses at the time the service is delivered.

        Revenue from display advertising on the Group's sites is recognized as the campaign advances.

        Other revenue from operations is recorded, when it is probable that the economic benefits associated with the transaction will flow to the entity and the amount of revenue can be measured reliably.

2.21.  Segment reporting

        The Group has identified and presented the operating segments based on the information sent internally to the Senior Executive Management.

        An operating segment is a Group unit involved in operations that may require that said unit draws on income or incur expenses, including income and expenses regarding transactions with other Group units. The Senior Executive Management regularly reviews the operating earnings of the segment to make decisions on the resources to be allocated to segment, and to assess its performance. Separate financial information for this unit is available.

        Pursuant to IFRS 8, the Group has identified three operating segments:

  •
  Internet

  •
  Mobile

  •
  Advertising and other

        Segment results submitted to the Senior Executive Management consist of information directly attributable to the segment. The unassigned items consist of all structural expenses or charges.

2.22.  Discontinued operations

        A discontinued operation is a component of an entity that either has been disposed of or is classified as held for sale. A discontinued operation represents a separate major line of business or geographical area of operations, is part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations, or is a significant subsidiary acquired exclusively with a view to resale.

        To be classified as a "Discontinued Operation", the operations must have been terminated or have been previously classified as "Assets Held for Sale". A discontinued operation is clearly distinguished from the rest of the Group from an operational point of view and for purposes of financial disclosure.

        Amounts included in the statements of income and the statements of cash flows related to these discontinued operations are presented separately for the current period and all prior periods presented in the financial statements.

        As of 31 December 2009, the operations of the Brazilian subsidiary ParPerfeito and eFriendsNet, were classified as discontinued operations, and their assets and liabilities were classified as held for sale in the statement of financial position (please refer to Note 11).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. ACCOUNTING PRINCIPLES (Continued)

2.23.  Earnings per Share

        The information presented is calculated according to the following two methods:

  •
  Basic earnings per share are calculated by dividing profit or loss by the weighted average number of ordinary shares outstanding during the period.

  •
  Diluted earnings per share are calculated by dividing profit or loss by the weighted average number of ordinary shares outstanding during the period, adjusted for the effects of all dilutive potential ordinary shares related to free shares and performance shares.

Note 3. CHANGES IN THE SCOPE OF CONSOLIDATION

3.1.  Scope of consolidation

									Date of exit out of the consolidation scope
		% of control		% of interest 31.12.2010	% of interest 31.12.2009	Consolidation method 31.12.2010	Consolidation method 31.12.2009	Date of entry in the consolidation scope
Name	Address	31.12.2010	31.12.2009
Meetic SA	66, route de la Reine 92100 Boulogne / France	Parent	Parent	Parent	Parent	Parent	Parent
ParPerfeito	Av. das Americas 3.434 bloco 2 Barra de Tijuca Rio de Janeiro / Brazil	—	100%	—	100%	—	Full consolidation method	01.05.2006	10.03.2010
DatingDirect.com Ltd	27 Old Gloucester Street London WC1N 3 XX / UK	100%	100%	100%	100%	Full consolidation method	Full consolidation method	01.02.2007
Nexus Dating Ltd	SEACOURT TOWER WEST WAY OXFORD, OXON OX2 0FB / UK	100%	100%	100%	100%	Full consolidation method	Full consolidation method	01.02.2007
FC&Co	66, route de la Reine 92100 Boulogne / France	100%	100%	100%	100%	Full consolidation method	Full consolidation method	01.10.2007
Neu.de	Lindwurmstrasse 25 80337 MUNCHEN	100%	100%	100%	100%	Full consolidation method	Full consolidation method	01.01.2008
Match International Ltd	The Communications Building 48 Leicester Square London WC2H 7LT	100%	100%	100%	100%	Full consolidation method	Full consolidation method	01.06.2009
Match.com Global Investments SARL	560A Rue de Neudorf, L-2220 Luxembourg, Luxembourg	10%		50%		Equity method		10.03.2010

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. CHANGES IN THE SCOPE OF CONSOLIDATION (Continued)

3.2.  Changes in the scope of consolidation in 2010

Formation of a joint venture with Match.com in Latin America

        On 10 March 2010, Meetic and Match.com, a subsidiary of IAC, finalized a strategic business alliance involving the formation of a joint company in Latin America, called Match.com Global Investments SARL. The investment is accounted for in accordance with the equity method as of 10 March 2010 (please refer to Note 1).

3.3.  Changes in the scope of consolidation in 2009

Acquisition of Match International Ltd

        On 5 June 2009 Meetic acquired Match.com International Limited (MIL), which conducts Match.com's business in Europe. To finance this acquisition, Meetic issued 6 094 334 common shares reserved to Match.com Pegasus Limited, as well as a Promissory Note (subject to English law) in an initial principal amount of €9.5 million (such amount including the net financial contribution of €4.2 million made by Match to Match.com International Limited in connection with the spin-off of the European from the non-European operations of MIL). The final amount of the indebtedness is €7.5 million, reflecting the adjustment in target working capital set forth in the Share Purchase Agreement.

        In light of the net condition of the acquired company MIL's goodwill amounts to GB£ 106 million.

        The pro forma income statement from 1st January 2009 to 31 December 2009 consists of the financial statements of Meetic, excluding the ParPerfeito contribution classified as discontinued operations and the financial statements of Match.com International Limited ("MIL"), as if it had been consolidated as of 1st January 2009. It includes, therefore, the following items:

  •
  The consolidated income statement from 1st January to 31 December 2009 of Meetic (MIL excluded) prepared in accordance with IFRS, excluding the ParPerfeito operations;

  •
  The consolidated income statement from 1st January to 31 December 2009 of Match.com International Limited prepared in accordance with IFRS and on the basis of Meetic Group's accounting rules and methods.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. CHANGES IN THE SCOPE OF CONSOLIDATION (Continued)

2009 pro forma Income Statements (In thousands of euros)	Meetic (excluding MIL, adjusted from ParPerfeito)	MIL	Total Meetic Pro forma
Revenue	125 485	56 836	182 321
Other revenue	606		606
Purchases and external costs	(76 859)	(34 725)	(111 584)
Taxes, duites and similar payment	(1 463)	(630)	(2 093)
Employee—related costs	(25 278)	(3 437)	(28 715)
Other expenses	(14)	(735)	(749)
Operating Income (loss) before depreciation and amortization	22 477	17 309	39 786
Depreciation and amortization	(2 716)	(860)	(3 576)
Operating Income (loss)	19 761	16 449	36 210
Finance Income	655	50	705
Finance expenses	(880)	(277)	(1 157)
Finance Income	(225)	(227)	(452)
Pre-tax Income	19 536	16 222	35 758
Income tax	(7 567)	(4 696)	(12 263)
Net income from Continuing Operations	11 969	11 526	23 495
Net income from Discontinued Operations	(2 662)		(2 662)

Net Income	9 307	11 526	20 833

Merger of VIOO into Meetic SA

        VIOO was fully merged into Meetic SA as of 30 November 2009, retroactive for tax purposes to 1 January 2009.

Acquisition of FC&Co remaining shares

        On 17 October 2007, the Group acquired 60% of the share capital of FC&Co. Under and pursuant to the Shareholders' Agreement, Meetic was to purchase the remaining shares no later than 30 June 2012.

        Meetic acquired all of the remaining shares from the founders on an anticipated basis during the second quarter of 2009. As of 31 December 2009, Meetic owned 100% FC&Co's share capital, without any further additional price to be paid. The carrying value of FC&Co's Goodwill in Meetic Group's consolidated financial statements as of 31 December 2009 was adjusted accordingly.

Sale of eFriendsNet

        On 5 January 2009, the Group sold its entire stake in eFriendsNet to the founding shareholders thereof for $10.

        The assets and liabilities of eFriendsnet had been classified as held for sale as of 31 December 2008, causing a charge to be recorded of €14 570 000. The actual sale transaction was recorded in Meetic Group's financial statements as of 31 December 2009; this sale resulting in an income from discontinued operations of €593 000 (please refer to Note 11).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. CHANGES IN THE SCOPE OF CONSOLIDATION (Continued)

3.4.  Allocation of goodwill

        The principal items of calculation of goodwill of MIL, acquired in 2009, are as follows:

In thousands of British Pounds	Pre-acquisition book value	Adjustments of fair value	Recorded value
Tangible, intangible, and financial assets	389	9 850	10 239
Deferred and current taxes, net	747	(2 758)	(2 011)
Receivables and operating debts	(11 355)		(11 355)
Cash and cash equivalents	4 581		4 581

Identified assets and liabilities, net	(5 638)	7 092	1 454

Goodwill resulting from the acquisition			106 021

External costs charged to issue premium			1 072
Fair value of the issued shares			(96 875)
Net cash acquired			(4 581)

Net investment			7 091

        The adjustments to fair value of the assets and liabilities and contingent liabilities of MIL on the date of the combination corresponded to the identification of the MIL brand upon exercise of allocation of the price made in accordance with IFRS 3. In accordance with IFRS 3, the Group conducted an analysis of identifiable assets and liabilities at the initial date of the combination. This analysis was conducted by an independent appraiser, on the basis of the forecast operating information provided by Meetic. This analysis highlighted the recognition of a brand in light of the value of the MIL brand and its notoriety in the market involved. This brand was estimated on the basis of forecasted revenues projected over 10 years, with a rate of return of 4%. This brand is considered as an asset with an indefinite useful life and, therefore, is not amortized.

        Goodwill is justified by the fact that MIL is a major player in its markets, and there are numerous synergies with Meetic Group.

        For the period 1st January to 31 December 2009, the revenue and net income of MIL were GB£ 50 643 000 and GB£ 10 351 000, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. SEGMENT INFORMATION

	31.12.2010				31.12.2009
(In thousands of euros)	Internet	Mobile	Advertising & Other	Total	Internet	Mobile	Advertising & Other	Total
Revenue	180 260	3 732	2 001	185 993	152 294	3 706	1 884	157 884
Marketing expense	(119 060)	(35)	—	(119 095)	(92 368)	(150)	—	(92 518)
Gross Margin	61 200	3 697	2 001	66 898	59 926	3 556	1 884	65 366

Employee related costs				(27 946)				(26 754)
Other operating income and expenses				(627)				(1 277)
Operating Income (loss) before depreciation and amortization				38 325				37 335

Reserves for depreciation and amortization				(4 157)				(3 065)
Operating Income				34 168				34 270

Financial Income				(270)				(355)
Pre-tax Income				33 898				33 915

Income tax				(13 020)				(11 593)
Share in profit or loss of associates				998				—
Net Income from Continuing Operations				21 876				22 322
Net Income from Discontinued Operations				2 314				(2 662)

Net Income				24 190				19 660

Note 5. PURCHASE AND EXTERNAL COST

(In thousands of euros)	31.12.2010	31.12.2009
Marketing	94 792	71 114
Other purchases and external costs	24 303	21 404

Purchase and external costs	119 095	92 518

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. TAXES, DUTIES AND SIMILAR PAYMENT

(In thousands of euros)	31.12.2010	31.12.2009
Taxes and similar charges on compensation	334	828
Business tax *	37	634
Real property tax	70	45
Organic	180	164
Other taxes and charges	76	198

Taxes, duties and similar payment	696	1 869

*
According to the replacement of the professional tax ("taxe professionnelle") by the Territorial Economic Contribution ("Contribution Economique Territoriale"), this line item corresponds to the Company Real Property Assessment ("Cotisation Foncière des Entreprises") (please refer to Note 2.2).

Note 7. EMPLOYEE COSTS

(In thousands of euros)	31.12.2010	31.12.2009
Salaries and wages	17 067	17 017
Profit sharing	450	—
Share-based payment	2 904	3 574
Social charges	7 177	6 211
Including cost of defined benefit plans	1 853	1 216
Social charges rate	40,97%	36,50%
Other	348	(48)

Employee costs	27 946	26 754

Note 8. DEPRECIATION AND AMORTIZATION

(In thousands of euros)	31.12.2010	31.12.2009
Amortization of intangible assets	2 417	1 698
Amortization of Property, plant and equipment	1 698	1 367
Other amortization and depreciation	41	—

Depreciation and amortization	4 157	3 065

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. INCOME TAX

Analysis of the tax expense for the period

(In thousands of euros)	31.12.2010	31.12.2009
Current Taxes	(12 078)	(8 775)
Deferred Taxes	(942)	(2 818)

Tax expense for continuing operations (A)	(13 020)	(11 593)
Tax expense for discontinued operations (B)	(120)	(422)
Total tax expense (C)	(13 140)	(12 015)

Net income (loss) of consolidated companies	24 190	19 660
Pre-tax income (loss) from consolidated companies	37 330	31 675
Effective tax rate	(35,20)%	(37,93)%

Legal tax rate of the mother company	34,43%	34,43%
Theoretical tax expense (D)	(12 853)	(10 906)
Tax differential (C) - (D)	(287)	(1 109)

Consisting of:
Effect of permanent differences	(1 270)	(953)
Effect of non-activated deficits	(404)	(217)
Effect of differences in tax rates	1 001	1 402
Effect of loss recognized on discontinued operations	593	(1 328)
Effect of profit or loss of associates	344	—
CVAE recognized as income tax	(679)	—
Other	128	(13)

Note 10. FINANCIAL INCOME (LOSS)

(In thousands of euros)	31.12.2010	31.12.2009
Financial income from cash and cash equivalents	155	164
Interest received	1	53
Other financial income	917	458
Financial Income	1 073	676

Financial costs from cash and cash equivalents	(2)	(137)
Other financial costs	(1 341)	(894)
Financial Costs	(1 343)	(1 031)

Financial Income (loss)	(270)	(355)

        Other financial costs are mainly due to foreign exchange effects on local currencies transactions.

Note 11. NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS

ParPerfeito

        In accordance with the information set forth in Note 4 to the Consolidated Financial Statements in the 2009 Annual Report, Meetic stopped exercising control over ParPerfeito as from 10 March 2010. The impact of the discontinued operation is presented in a separate line in the consolidated income statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11. NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS (Continued)

        The transaction was reflected in the Group's 2009 consolidated financial statements by a net loss of discontinued operations of €(4.1) million, or:

  •
  A gain of €1.1 million, corresponding to the sale of ParPerfeito shares at fair value and the recording of a $4.5 million consideration on the basis the exchange rate at 31 December 2009,

  •
  A deconsolidation entry of the positive contribution by ParPerfeito to the Group's results of operations since 2006 ("carrying value"), of € (5.2) million, without any cash impact.

        As of 31 December 2010, this line showed the following items:

  •
  A gain of €1.6 million as a result of material changes in exchange rates between 31 December 2009 and 10 March 2010, the date on which the transaction was actually completed;

  •
  Net income of ParPerfeito until 10 March 2010, i.e., €184.000;

  •
  The amount of the reclassification to income statement of ParPerfeito's currency translation reserves, of €841.000.

  •
  An additional adjustment of the selling price of €231.000 for net working capital adjustment according to the Master Contribution agreement finalized on 4 February 2010;

  •
  The cost of disposal of €(412.000).

        The net income from the sale of ParPerfeito's operations as of 31 December 2010 is €2.3 million.

eFriendsNet

        On 5 January 2009, the Group sold its entire stake in eFriendsNet; this sale resulting in an income from discontinued operations of €593 000 (please refer to Note 3.3).

        Net income from discontinued operations is presented below:

	31.12.2010
	ParPerfeito
				31.12.2009
	January 1st to March 10th 2010
(In thousands of euros)		eFriendsNet	Total	ParPerfeito	eFriendsNet	Total
Revenue	1 305	—	1 305	6 646	—	6 646
Operating expense	(1 015)	—	(1 015)	(9 243)	—	(9 243)
Operating Income	290	—	290	(2 597)	—	(2 597)
Finance Income	14	—	14	(122)	479	357
Income Tax	(120)	—	(120)	(536)	114	(422)

Net Income	184	—	184	(3 255)	593	(2 662)

Net Income from the sale of discontinued operations, net of tax effects	2 130	—	2 130

Net Income from discontinued operations	2 314	—	2 314	(3 255)	593	(2 662)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11. NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS (Continued)

        The assets held for sale as of 31 December 2009 and related liabilities are presented below:

(In thousands of euros)	31.12.2009
ASSETS
Goodwill	25 161
Other intangible assets (excluding goodwill)	2 012
Fixed assets	227
Deferred tax asset	—
Total fixed assets	27 400
Trade receivables	1 045
Tax receivables	—
Other receivables	231
Pre-paid expenses	4
Subtotal	1 280
Cash and cash equivalents	1 963
Total current assets	3 243

TOTAL ASSETS HELD FOR SALE	30 643

31.12.2009
LIABILITIES
Long-term borrowings and financial indebtedness	—
Deferred tax liability	3 258
Total non-current liabilities	3 258
Provisions	45
Current borrowings and short-term debts	—
Trade payables and related accounts	918
Tax liabilities	—
Other taxes and health insurance/social security liabilities	241
Other liabilities	—
Deferred revenue	969
Total current liabilities	2 173

TOTAL LIABILITIES HELD FOR SALE	5 431

        The aggregate of revenues and expenses recorded directly in shareholders' equity related to the assets held for sale, amounted to € 840,000 at 31 December 2009 and reflected the impact on reserves of the conversion of ParPerfeito.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12. EARNINGS PER SHARE

(In thousands of euros)	31.12.2010	31.12.2009
Net income from Continuing Operations (Group share)	21 876	22 322
Net income from Discontinued Operations	2 314	(2 662)
Net income (Group share)	24 190	19 660

Basic number of shares outstanding	22 832 932	22 702 797
Effect of dilutive* securities	665 433	334 408
Total potential dilutive shares	23 498 365	23 037 205

Basic earnings per share (in euros)
Basic earnings per share from continuing operations	0,96	0,98
Basic earnings per share from discontinued operations	0,10	(0,12)
Earnings per share	1,06	0,87

Diluted earnings per share (in euros)
Diluted earnings per share from continuing operations	0,93	0,97
Diluted earnings per share from discontinued operations	0,10	(0,12)
Diluted earnings per share	1,03	0,85

*
The only dilutive effect results from the free shares and performance plans.

Note 13. GOODWILL

	Gross value					Accumulated losses
Carrying value
		Change in consolidation scope	Effect of foreign currency				Losses of the year	Change in consolidation scope
(In thousands of euros)	01.01.2010			Other	31.12.2010	01.01.2010			31.12.2010	01.01.2010	31.12.2010
MIL	122 386	—	6 772	—	129 158	—	—	—	—	122 386	129 158
Meetic (Lexa)	10 794	—	—	—	10 794	—	—	—	—	10 794	10 794
Dating Direct	29 140	—	926	—	30 066	—	—	—	—	29 140	30 066
FC&Co	3 986	—	—	—	3 986	—	—	—	—	3 986	3 986
Neu.de	23 956	—	—	—	23 956	—	—	—	—	23 956	23 956

Goodwill	190 262	—	7 698	—	197 960	—	—	—	—	190 262	197 960

	Gross value					Accumulated losses
Carrying value
		Change in consolidation scope	Effect of foreign currency				Losses of the year	Change in consolidation scope
(In thousands of euros)	01.01.2009			Other	31.12.2009	01.01.2009			31.12.2009	01.01.2009	31.12.2009
MIL	—	120 588	1 798	—	122 386	—	—	—	—	—	122 386
Parperfeito	22 593	(29 226)	6 588	45	—	—	(4 065)	4 065	—	22 593
Meetic (Lexa)	10 794	—	—	—	10 794	—	—	—	—	10 794	10 794
Dating Direct	27 171	—	1 969	—	29 140	—	—	—	—	27 171	29 140
FC&Co	5 680	—	—	(1 694)	3 986	—	—	—	—	5 680	3 986
Neu.de	23 956	—	—	—	23 956	—	—	—	—	23 956	23 956

Goodwill	90 194	91 362	10 355	(1 649)	190 262	—	(4 065)	4 065	—	90 194	190 262

(1)
ParPerfeito, sold on 10 March 2010, was classified as discontinued operation, as of 31 December 2009, in accordance with IFRS 5.

        An impairment test of the value of goodwill as of 31 December 2010 and 2009 was conducted in accordance with the procedure adopted by the Group. This procedure, based principally on the method of discounted net cash flow, consists of valuing the recoverable value of each entity generating its own cash flow.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13. GOODWILL (Continued)

2010 impairment test

        The principal assumptions used to determine the recoverable value of the goodwill are the following:

  •
  Method for recoverable amount determination: value in use

  •
  Horizon: 5 years

31.12.2010
Pre-income tax Discount rate	10,0%
Perpetual growth rate	1,5%

        The discount rate was determined based on a free risk rate (rate for OATs—French Treasury notes) of 3.0%, a risk premium of 6.75%, a reserve of 0.9 and a specific risk premium of 1%. The Group considers it is prudent in the current economic environment to retain a reserve of 0.9 in order to have a discount rate of 10%, which corresponds to the historical discount rate used by the Group before the economic crisis (the Group changed for 11,5% in 2008 and 2009). The perpetual growth rate used for testing is 1.5% and reflects a particularly prudent valuation of the management.

        The Group analyzed the sensibilities of the recoverable amounts to a reasonable possible change of a key assumption. These analyses did not show a situation in which the carrying value of the CGUs would exceed their recoverable amount. These sensibility analyses consisted on changing independently the discount rate or the perpetual growth rate. The changes in value of the rates to obtain recoverable amounts equal to carrying values are not considered as reasonable possible according to the fact that the Management has already retained very prudent assumptions.

        Such tests of value implemented as of 31 December 2010 did not show any impairment in value of goodwill.

2009 impairment test

        The principal assumptions used to determine the recoverable value of the goodwill are the following:

  •
  Method for recoverable amount determination: value in use

  •
  Horizon: 5 years

31.12.2010
Pre-income tax Discount rate	11,5%
Perpetual growth rate	1,5%

        Such tests of value implemented as of 31 December 2009 did not show any impairment in value of goodwill, except for the Brazilian subsidiary held for sale in connection with the contribution of this business to a joint venture with Match.

        The discount rate to present value was determined on the basis of riskless rates (rate for OATs—French Treasury notes) of 3.6%, a risk premium of 6.2%, and a reserve of 1.2. The rate used varies between 10% and 13.5%, on the basis of the specific characteristics of each of the subsidiaries and the country risk identified. The growth rate to infinity used for tests of value is 1.5% and reflects a particularly prudent valuation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13. GOODWILL (Continued)

        In accordance with the AMF's recommendations, the company conducted sensitivity tests. A sensibility analysis of the both criteria (growth rate to infinity and discount rate to present value) according to reasonable hypothesis didn't show any scenario which shows a fair value for the UGT lower than the accounting value.

        Such tests of value implemented as of 31 December 2009 did not show any impairment in value of goodwill.

Note 14. OTHER INTANGIBLE ASSETS

(In thousands of euros)	Trademarks, concessions, patents, licenses, and other rights	Assets in progress	Total
Gross value
01.01.2010	31 202	752	31 954
Separately acquired assets	704	435	1 139
Internally generated intangible assets	—	—	—
Assets acquired in business combinations	—	—	—
Reclassifications	621	(621)	—
Disposals	(371)	—	(371)
Effect of foreign currency	553	—	553
Other	—	—	—

31.12.2010	32 709	566	33 275

Accumulated amortization and depreciation
01.01.2010	(7 248)	—	(7 248)
Amortization charge	(1 886)	—	(1 886)
Impairment loss	(559)	—	(559)
Reversal of provision	371	—	371
Reclassifications	—	—	—
Effect of foreign currency	(8)	—	(8)
Other	—	—	—

31.12.2010	(9 330)	—	(9 330)

Carrying value
01.01.2010	23 954	752	24 706
31.12.2010	23 379	566	23 945

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14. OTHER INTANGIBLE ASSETS (Continued)

(In thousands of euros)	Trademarks, concessions, patents, licenses, and other rights	Assets in progress	Total
Gross value
01.01.2009	19 796	1423	21 219
Separately acquired assets	1936	0	1 936
Internally generated intangible assets	—	—	—
Assets acquired in business combinations	11 203	—	11 203
Reclassifications	(2 515)	—	(2 515)
Disposals	0	0	—
Effect of foreign currency	782	0	782
Other	0	(671)	(671)

31.12.2009	31 202	752	31 954

Accumulated amortization and depreciation
01.01.2009	(6 235)	—	(6 235)
Amortization charge	(1 698)	—	(1 698)
Impairment loss	0	—	—
Reversal of provision	0	—	—
Reclassifications	452	—	452
Effect of foreign currency	233	—	233
Other	0	—	—

31.12.2009	(7 248)	—	(7 248)

Carrying value
01.01.2009	13 561	1 423	14 984
31.12.2009	23 954	752	24 706

        The Group's trademarks are valued in the consolidated financial statements as follows:

(In thousands of euros)	Value in local currency	Currency	Gross value as of 31.12.2010	Depreciation	Carrying amount as of 31.12.2010	Carrying amount as of 31.12.2009
Lexa	1 300	Euro	1 300	—	1 300	1 300
Dating Direct	4 800	Livre Sterling	5 577	(558)	5 019	5 405
Neu	2 900	Euro	2 900	—	2 900	2 900
Match	9 850	Livre Sterling	11 444	—	11 444	11 091
Autres	234	Livre Sterling	271	—	271	—

Trademarks			21 492	(558)	20 934	20 696

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14. OTHER INTANGIBLE ASSETS (Continued)

(In thousands of euros)	Value in local currency	Currency	Gross value as of 31.12.2009	Depreciation	Carrying amount as of 31.12.2009	Carrying amount as of 31.12.2008
Lexa	1 300	Euro	1 300	—	1 300	1 300
Dating Direct	4 800	Livre Sterling	5 405	—	5 405	5 039
Neu	2 900	Euro	2 900	—	2 900	2 900
ParPerfeito	5 000	Brazilian Real Dollar	1 991	—	1 991	1 541
Match	9 850	Livre Sterling	11 091	—	11 091	—
Reclassification as assets held for sale		Livre Sterling	-1 991	—	(1 991)	—

Trademarks			20 696	0	20 696	10 780

        The Group decided to depreciate the trademark Dating Direct beginning as of 1st January 2010 for an annual charge of £0.48 million (€558 thousands) even if the revenue attached to this trademark is higher than Group expectancy according to the resilience of this trademark. The position could change in the future.

        No impairment loss was identified as at 31 December 2010 and 2009 subsequent to the impairment tests.

        The other Group's intangible assets consist essentially of expenses relating to creation of websites and development in connection with the migration. Such expenses are generally amortized on a straight-line basis over five years. The expenses for developing such sites are capitalized in accordance with the criteria set forth in IAS 38, Intangible Assets (please refer to Note 2 Accounting Principles and Methods).

        Intangible assets also include software purchases and licenses. The purchases corresponding to the core of the sites are amortized over five years, and other purchases are amortized over their useful life, or over the length of the legal or contractual rights attaching thereto, if less.

        No impairment loss was recorded for other intangible assets as of 31 December 2010 and 2009.

        No research and development expenses were booked unless they were recorded as expenses for the period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. PROPERTY, PLANT AND EQUIPMENT

(In thousands of euros)	IT equipment	Other tangible assets	Assets in progress	Total
Gross value
01.01.2010	7 111	1 356	—	8 467
Acquisitions	2 031	214	—	2 245
Assets acquired in business combinations	—	—	—	—
Reclassifications	—	—	—	—
Disposals	(5)	—	—	(5)
Effect of foreign currency	8	19	—	26
Other	—	—	—	—

31.12.2010	9 144	1 589		10 733

Accumulated amortization and depreciation
01.01.2010	(5 457)	(493)	—	(5 950)
Amortization charge	(1 355)	(311)	—	(1 666)
Impairment loss	—	—	—	—
Reversal of provision	—	—	—	—
Reclassifications	—	—	—	—
Effect of foreign currency	(4)	(6)	—	(10)
Other	—	—	—	—

31.12.2010	(6 816)	(810)		(7 627)

Carrying value
01.01.2010	1 653	863	—	2 517
31.12.2010	2 328	779	—	3 107

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. PROPERTY, PLANT AND EQUIPMENT (Continued)

(In thousands of euros)	IT equipment	Other tangible assets	Assets in progress	Total
Gross value
01.01.2009	6 233	927	—	7 160
Acquisitions	1 454	136	—	1 590
Assets acquired in business combinations	147	474	—	621
Reclassifications	(710)	(117)	—	(827)
Disposals	(94)	(89)	—	(183)
Effect of foreign currency	81	25	—	106
Other	—	—	—	—

31.12.2009	7 111	1 356		8 467

Accumulated amortization and depreciation
01.01.2009	(4 737)	(290)	—	(5 027)
Amortization charge	(1 272)	(274)	—	(1 546)
Impairment loss	—	—	—	—
Reversal of provision	—	—	—	—
Reclassifications	538	61	—	599
Effect of foreign currency	(53)	(81)	—	(134)
Other	67	91	—	158

31.12.2009	(5 457)	(493)		(5 950)

Carrying value
01.01.2009	1 496	637	—	2 133
31.12.2009	1 654	863	—	2 517

        No impairment loss was recorded for property, plant and equipment as of 31 December 2010 and 2009.

Note 16. INVESTMENTS IN ASSOCIATES

        Meetic accounts for its investment in Match.com Global Investments SARL in accordance with the equity method as from 10 March 2010 (please refer to Note 1).

        In respect of the calendars for closing the financial statements of Match.com Global Investments SARL, the Group's net income as "Share in profit or loss of associates" as of 31 December 2010 was recorded on the basis of the most recent available financial statements of Match.com Global Investments SARL, adopted and approved on 30 September 2010, i.e., with a difference of three months.

        The main information on Match.com Global Investments SARL is presented as follows:

(In thousands of euros)	30.09.2010
Revenue	8 178
Net Income	1 996

Net income attributable to the Group	998

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17. OTHER NON-CURRENT ASSETS

(In thousands of euros)	31.12.2010	31.12.2009
Deposits	1 190	1 053
Liquidity contract (1)	27	136
Credit tax asset (2)	5 438	4 686
Asset related to the disposal of Parperfeito (3)	1 222	—
Other	7	—

Other non-current assets	7 884	5 875

(1)
On 12 December 2005, Meetic entered into a liquidity agreement with Société Générale for €400 000. By this agreement, the bank agreed to intervene in the market, on behalf of the Company, to support liquidity of transactions and normal trading conditions for Meetic shares and to avoid swings in the trading price not justified by market trends. This agreement was made for one year, automatically renewable.

(2)
Match.com International Limited, acquired in June 2009, recognizes a credit tax asset which stays owned by the vendor of MIL for the period prior to the acquisition. As of 31 December 2010, the asset amounts to €5.4 million, of which €2 million stays owned by the vendor of MIL and has a counterpart for the same amount as a financial liability to Match.com Pegasus Limited (please refer to Note 24).

(3)
Meetic's stake in the joint venture Match.com Global Investments SARL (please refer to Note 1) is subject to put and call options that may be exercised as from the fourth year at fair market value and may give rise to payment of an additional €1.2 million upon the occurrence thereof.

Note 18. TRADE RECEIVABLES AND OTHER DEBTORS

(In thousands of euros)	31.12.2010	31.12.2009
Trade receivables and other debtors	9 605	8 270
Depreciation	(41)	—

Trade receivables and other debtors, Net	9 564	8 270

        Client receivables show maturities of less than one year. No asset subject to uncertain contingency was recorded as of 31 December 2010 and 2009. All of the assets involving a risk of non-collectability have been written down; such write-off was calculated on the basis of a valuation of risks undertaken by Management of each of the subsidiaries and reviewed at Group level.

Note 19. OTHER RECEIVABLES

(In thousands of euros)	31.12.2010	31.12.2009
Tax Receivables	1 251	1 910
Other	1 724	601

Other Receivables	2 975	2 511

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 20. PREPAID EXPENSES

(In thousands of euros)	31.12.2010	31.12.2009
Prepaid marketing expenses	2 474	4 224
Other (rental payments, Insurance, maintenance)	1 028	1 011

Prepaid Expenses	3 502	5 235

Note 21. CASH AND CASH EQUIVALENTS

(In thousands of euros)	31.12.2010	31.12.2009
Cash	32 909	38 135
Cash equivalents	7 647	6 023

Cash and cash equivalents	40 556	44 158

        Cash consists of cash available in bank accounts and "cash equivalents" consist of short-term investment securities (OPCVM and Sicav shares, treasury mutual fund shares ("FCP"—"fonds commun de placement") immediately available (not pledged) and at no risk. No impairment in the value of these investment securities was recognized.

Note 22. EQUITY

22.1.  Capital risk management

        The Group's strategy is to maintain a solid capital structure, to preserve the confidence of investors, creditors, and the market and to support future growth of the business. The priority of the Board of Directors is the Group's growth and profitability. Even if the Board of Directors decided on 17 March 2010 to propose the payment of a dividend to its shareholders for €1.50 per share (refer to Note 1), the Group's policy at this stage is not to adopt a strategy of paying dividends on a regular basis, but to reinvest all equity generated to support growth.

        In the area of employee investment in the Company's share capital, the Board of Directors has an open policy that is not limited to members of the Management Board. During the previous fiscal years, a program of awarding free shares was adopted and intended mainly for middle level executive employees.

        Neither the Company, nor any of its subsidiaries are subject to specific requirements, restricting transfers of capital funds.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 22. EQUITY (Continued)

22.2.  Share capital

        As of 31 December 2010 the Company's share capital consisted of 22 832 932 shares, nominal value €0.10.

	31.12.2010	31.12.2009
Share capital	2 283 293	2 270 279

Number of shares issued	22 832 932	22 702 797
including	6 112 361	6 129 693	Shares having a double vote
including	16 720 571	16 573 104	Shares having a simple vote

Number of treasury shares*	10 791	23 217	Shares

*
Treasury shares as of 31 December 2010 and 2009 are related to a liquidity agreement.

22.1.  Dilutive instruments

(In number of shares)	BCE	Free shares	Free shares Performance	Total
31.12.2008	0	181 906		181 906

Granted		207 754		207 754
Exercised		29 175		29 175
Cancelled		26 077		26 077

31.12.2009	0	334 408		334 408

Granted		420 960	90 000	510 960
Exercised		148 131		148 131
Cancelled		31 804		31 804

31.12.2010	0	575 433	90 000	665 433

22.2.  Dividends

        The table set forth below shows the amount of the dividend per share paid by the Group on 14 June 2010 in respect of financial year 2009, together with the amount of the extraordinary distribution of issue premium paid on the same date:

	Number of shares	Value	Total amount
Retained earnings distribution	22 805 260	1,34 €	30 559 048 €
Issue premium distribution	22 805 260	0,16 €	3 648 841 €

	22 805 260	1,50 €	34 207 890 €

        The Board of Directors didn't propose any dividend according to the year 2010. No dividend was paid in 2009.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 23. PROVISIONS

23.1.  Change in provisions

(In thousands of euros)	Provisions
01.01.2010	316
Increase in provision	25
Change in consolidation scope	—
Reversal for the provision used	(199)
Reversal for the provision with no object	—
Effect of foreign currency	—
Reclassifications	—

31.12.2010	142

(In thousands of euros)	Provisions
01.01.2009	515
Increase in provision	200
Change in consolidation scope	177
Reversal for the provision used	(48)
Reversal for the provision with no object	(493)
Effect of foreign currency	10
Reclassification as liabilities held for sale	(45)

31.12.2009	316

        The Group recognizes only current provisions.

23.2.  Employee benefits

        In France and in Germany, the Group is bound by systems of defined benefit plans involving career-end payments to employees.

        The Group has no commitments in respect of defined benefit plans in the U.K. or Brazil.

        The retirement commitments in France and Germany are valued in accordance with IAS 19, Employee Benefits. They approached zero, however, as of 31 December 2010 (and 2009), in light of the low length of service of employees and turnover of personnel.

Note 24. FINANCIAL LIABILITIES, CURRENT AND NON CURRENT

(In thousands of euros)	31.12.2010	31.12.2009
Financial liabilities	2 081	3 601
Other	58	—

Long term borrowings and financial indebtedness	2 139	3 601

Financial liabilities	1 749	338
Bank overdraft	13	10

Short term borrowings and financial indebtedness	1 762	348

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 24. FINANCIAL LIABILITIES, CURRENT AND NON CURRENT (Continued)

Financial liabilities:

        As of 31 December 2009, residual sellers' liabilities related to the acquisition of MIL.

        In connection with the acquisition of the European operations of Match., the Group must meet a residual liability of £300,000 (€338,000) reflecting the difference between nominative working capital requirements calculated post-acquisition and target working capital requirements determined contractually.

        According to the acquisition of Match.com International Limited, parties agreed that a credit tax asset stays owned by the vendor of MIL for the period prior to the acquisition. Meetic recorded a financial liability against Match.com Pegasus of £3.198.000 (€3.7 million as of 31 December 2010 and €3.6 million as of 31 December 2009), with a counterpart as a credit tax asset for the same amount at acquisition date. As of 31 December 2010, one part of the liability against Match.com Pegasus for an amount of €1.7 million is reclassified to current liabilities as payment has been received in January from the Tax authorities.

        During the first quarter of 2010, Meetic settled this liability of €338.000 representing the difference between the closing net working capital and the target net working capital as defined in the agreement.

Note 25. TAX AND HEALTH INSURANCE, SOCIAL SECURITY LIABILITIES

(In thousands of euros)	31.12.2010	31.12.2009
Health insurance, social security's liabilities	3 980	3 259
Tax liabilities (excluding Income tax)	4 802	4 938

Tax and health insurance, social security liabilities	8 782	8 197

        The Group recognizes only current liabilities related to tax and health.

Note 26. DEFERRED REVENUE

        Deferred revenue consists of the portion of subscriptions taken out by clients of the Group prior to 31 December N closing and relating to the period after 1st January N+1.

(In thousands of euros)	31.12.2010	31.12.2009
Deferred Revenue	26 870	23 326

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 27. DEFERRED TAX, NET

(In thousands of euros)	Asset	Liability	Net position
Deferred tax as of 31.12.2008 :
Temporary differences	757	3 351	2 594

Deferred tax as of 31.12.2009 :
Temporary differences	562	5 732	5 170

Change of 2009 period			2 575
Including:
Variance in deferred tax in income statement			2 818
Deferred tax treated as Goodwill and trademark			3 137
Effect of changes into the scope of consolidation			(1 108)
Effect of fluctuations in exchange rates			787
Reclassification of assets and liabilities held for sale			(3 257)
Other			198

Deferred tax as of 31.12.2010 :
Temporary differences	—	6 070	6 070

Change of 2010 period			900

Including:
Change through Income statement (see Note 9)			942
Other			(42)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 28. SHARE-BASED PAYMENT

Share-based payment 2010	Free Shares Plan 1	Free Shares Plan 2	Free Shares Plan 3	Free Shares Plan 4	Free Shares Plan 5	Free Shares Plan 6	Free Shares Plan 7	Free Shares Plan 7 Performance	Total
Grant date	05/12/2006	30/07/2007	15/01/2008	02/01/2009	27/07/2009	23/07/2010	18/11/2010	18/11/2010
Number of shares granted	106 736	35 401	384 065	118 333	57 000	30 000	420 000	90 000	1 241 535
Valuation method	Black & Scholes
Volatility	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Assumed rate of turnover	8%	8%	8%	8%	8%	8%	8%	0%
Performance conditions achievement rate	NA	NA	NA	NA	NA	NA	NA	66%
Exercise Price	NA	NA	NA	NA	NA	NA	NA	NA
Term	NA	NA	NA	NA	NA	NA	NA	NA
Expected Dividends	—	—	—	—	—	—	—	—	—
Expense for the financial year ended 31.12.2010 (in thousands of Euros)	117	34	1 846	439	84	81	272	31	2 904
Fair market value at maturity	1 429	260	8 200	1 146	175	440	5 505	904	18 059

Share-based payment 2009	Free Shares Plan 1	Free Shares Plan 2	Free Shares Plan 3	Free Shares Plan 4	Free Shares Plan 5	Total
Grant date	05/12/2006	30/07/2007	15/01/2008	02/01/2009	27/07/2009
Number of shares granted	106 736	35 401	384 065	118 333	57 000	701 535
Valuation method	Black & Scholes
Volatility	N/A	N/A	N/A	N/A	N/A
Assumed rate of turnover	8%	8%	8%	8%	8%
Performance conditions achievement rate	NA	NA	NA	NA	NA
Exercise Price	NA	NA	NA	NA	NA
Term	NA	NA	NA	NA	NA
Expected Dividends	—	—	—	—	—	—
Expense for the financial year ended 31.12.2009	214	73	2 902	358	98	3 645
(in thousands of Euros)
Fair market value at maturity	1 401	272	7 610	993	540	10 816

Free Shares Plans

        The Shareholders, at a Combined General Meeting held on 9 November 2006, authorized the Board of Directors to make grants of free existing or newly-issued shares, on one or more occasions, to salaried employees and executive officers of the Company and companies or economic interest groupings 10% or more of the share capital or voting rights of which was owned or held, directly or indirectly, by the Company.

        Under and pursuant to the authority granted at the Extraordinary General Meeting of Shareholders held on 9 November 2006, the Board of Directors, at a meeting held on 5 December 2006, made grants of 106 736 free shares having the following characteristics:

  •
  grants of shares to the grantees thereunder will not fully vest until the end of a minimum vesting period of two years;

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 28. SHARE-BASED PAYMENT (Continued)

  •
  the minimum length of the holding period obligation by which the beneficiaries are bound at the end of the vesting period is two years;

  •
  the Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        Under and pursuant to the authority given at the Extraordinary General Meeting of Shareholders held on 9 November 2006, the Board of Directors, at a meeting held on 30 July 2007, made grants of 35 401 free shares having the following characteristics:

  •
  for each grantee, the free shares were granted in thirds;

  •
  grants of shares to their grantees will not fully vest until the end of a minimal vesting period of two years' service;

  •
  the minimum length of the holding period obligation by which the grantees are bound at the end of the vesting period is two years;

  •
  the Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period;

        As a matter of information, the subsidiaries are included under the free share plan.

        The Shares have been valued and are recorded in the books and records in accordance with IFRS 2 (see Note 2.14).

        Under and pursuant to the authority given at the Extraordinary General Meeting of Shareholders held on 28 November 2007, the Board of Directors, at a meeting held on 15 January 2008, made grants of 384 065 free shares having the following characteristics:

  •
  For each grantee, the free shares were granted in thirds;

  •
  Grants of shares to their grantees will not fully vest until the end of a minimal vesting period of two years' service;

  •
  The minimum length of the holding period obligation by which the beneficiaries are bound at the end of the vesting period is two years;

  •
  The Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        As a matter of information, the subsidiaries are included under the free share plan.

        The Shares have been valued and are recorded in the books in accordance with IFRS 2 (see Note 2.14).

        Under and pursuant to the authority given at the Extraordinary General Meeting of Shareholders held on 28 November 2007, the Board of Directors, at a meeting held on 2 January 2009 made grants of 118 333 free shares having the following characteristics:

  •
  For each grantee, the free shares were granted in thirds;

  •
  Grants of shares to their grantees will not fully vest until the end of a minimal vesting period of two years' service;

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 28. SHARE-BASED PAYMENT (Continued)

  •
  The minimum length of the holding period obligation by which the beneficiaries are bound at the end of the vesting period is two years;

  •
  The Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        As a matter of information, the subsidiaries are included under the free share plan.

        The Shares have been valued and are recorded in the books in accordance with IFRS 2 (see Note 2.14).

        Under and pursuant to the authority given at the Extraordinary General Meeting of Shareholders held on 5 June 2009, the Board of Directors, at a meeting held on 27 July 2009 made grants of 57 000 free shares having the following characteristics:

  •
  For each grantee, the free shares were granted in two grants;

  •
  Grants of shares to their grantees will not fully vest until the end of a minimal vesting period of two years' service;

  •
  The Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        As a matter of information, this free share plan only included foreign subsidiaries.

        The Shares have been valued and are recorded in the books in accordance with IFRS 2 (see Note 2.14).

        Under and pursuant to the authority given at the Extraordinary General Meeting of Shareholders held on 2 June 2010, the Board of Directors, at a meeting held on 23 July 2010 made grants of 30 000 free shares having the following characteristics:

  •
  For each grantee, the free shares were granted in two grants;

  •
  Grants of shares to their grantees will not fully vest until the end of a minimal vesting period of two years' service;

  •
  The minimum period of unavailability from the date of grant is at least 2 years;

  •
  The Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        As a matter of information, this free share plan only included foreign subsidiaries.

        The Shares have been valued and are recorded in the books in accordance with IFRS 2.

        Under and pursuant to the authority given at the Extraordinary General Meeting of Shareholders held on 2 June 2010, the Board of Directors, at a meeting held on 18 November 2010 made grants of 510 000 free shares having the following characteristics:

        A free shares plan for 420 000 shares having the following characteristics:

  •
  For each grantee, the free shares were granted in two grants;

  •
  Grants of shares to their grantees will not fully vest until the end of a minimal vesting period of two years' service;

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 28. SHARE-BASED PAYMENT (Continued)

  •
  The minimum period during which the beneficiaries must hold their shares is at least two years;

  •
  The Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        As a matter of information, this free share plan only included foreign subsidiaries.

        The Shares have been valued and are recorded in the books in accordance with IFRS 2.

        A performance share plan for 90 000 shares having the following characteristics:

  •
  shares were granted in one grant;

  •
  shares will fully vest on 31 March 2014 (i) pursuant to employment within the company at this date and (ii) subject to the satisfaction of the following performance conditions:

  •
  EBITDA margin for the years 2011, 2012 and 2013 is higher than 20%, and

  •
  The annual growth of subscriptions sales according to 2011, 2012 and 2013 ("annual growth") is more than 5%.

        Subject to the satisfaction of each of these performance conditions as mentioned above, the portion of shares granted which will be fully vested, will be determined as following:

  •
  25% of shares granted subject to an annual growth between 5% (included) and 6% (excluded) ;

  •
  50% of shares granted subject to an annual growth between 6% (included) and 7% (excluded) ;

  •
  75% of shares granted subject to an annual growth between 7% (included) and 8% (excluded) ;

  •
  100% of shares granted subject to an annual growth higher than 8%.

        When these performance conditions are not satisfied, the shares won't be granted.

  •
  The minimum period during which the beneficiaries must hold their shares is at least two years;

  •
  The Board of Directors will have the power to increase the length of the vesting period and of the mandatory holding period.

        The Shares have been valued and are recorded in the books in accordance with IFRS 2.

        The performance conditions achievement rate is estimated to be 66% as of 31 December 2010.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 29. FINANCIAL INSTRUMENTS

29.1.  Categories and fair value of financial instruments

31.12.2010 (In thousands of euros)	Held-to- maturity financial assets	Financial assets available for sale	Loans and receivables	Fair value through profit or loss	Financial liabilities at amortized costs	Derivatives	Carrying value	Fair value
Other non-current assets	—	—	7 884	—	—	—	7 884	7 884
Trade receivables and other debtors	—	—	9 564	—	—	—	9 564	9 564
Other receivables	—	—	2 975	—	—	—	2 975	2 975
Cash and cash equivalents	—	—	—	40 556	—	—	40 556	40 556

Financial assets	—	—	20 423	40 556	—	—	60 979	60 979

Long term borrowings and financial indebtedness	—	—	—	—	(2 139)	—	(2 139)	(2 139)
Other non-current liabilities	—	—	—	—	(30)	—	(30)	(30)
Short term borrowings and financial indebtedness	—	—	—	—	(1 762)	—	(1 762)	(1 762)
Trade payables and other creditors	—	—	—	—	(19 116)	—	(19 116)	(19 116)
Other liabilities	—	—	—	—	(954)	—	(954)	(954)

Financial liabilities	—	—	—	—	(24 001)	—	(24 001)	(24 001)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 29. FINANCIAL INSTRUMENTS (Continued)

31.12.2009 (In thousands of euros)	Held-to- maturity financial assets	Financial assets available for sale	Loans and receivables	Fair value through profit or loss	Financial liabilities at amortized costs	Derivatives	Carrying value	Fair value
Other non-current assets	—	—	5 875	—	—	—	5 875	5 875
Trade receivables and other debtors	—	—	8 270	—	—	—	8 270	8 270
Other receivables	—	—	2 511	—	—	—	2 511	2 511
Cash and cash equivalents	—	—	—	44 158	—	—	44 158	44 158

Financial assets	—	—	16 656	44 158	—	—	60 814	60 814

Long term borrowings and financial indebtedness	—	—	—	—	(3 601)	—	(3 601)	(3 601)
Other non-current liabilities	—	—	—	—	—	—	—	—
Short term borrowings and financial indebtedness	—	—	—	—	(348)	—	(348)	(348)
Trade payables and other creditors	—	—	—	—	(25 170)	—	(25 170)	(25 170)
Other liabilities	—	—	—	—	(304)	—	(304)	(304)

Financial liabilities	—	—	—	—	(29 423)	—	(29 423)	(29 423)

29.2.  Recognition of effects of Financial Instruments

        The effects on income of financial instruments are recorded in financial income (loss) and are discussed in Note 10, "Financial Income (loss)".

29.3.  Fair value of financial instruments

Fair value of financial assets

        The carrying value of trade accounts receivable, cash and cash equivalents and advances is a reasonable approximation of fair value, due to the short maturity of these instruments.

Fair value of financial liabilities

        The carrying value of trade accounts payable and other and short-term borrowings is a reasonable approximation of fair value, due to the short maturity of these instruments.

Financial instruments at fair value through profit or loss

        The following table presents the fair value method of financial instruments at fair value through profit or loss according to the three following levels based on the degree to which the fair value is observable:

  •
  Level 1: fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 29. FINANCIAL INSTRUMENTS (Continued)

  •
  Level 2: fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

  •
  Level 3: fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial assets at fair value:

31.12.2010
(In thousands of euros)	Level 1	Level 2	Level 3	Total
Financial assets at fair value through profit or loss
Cash and cash equivalent	40 556	—	—	40 556

Total	40 556	—	—	40 556

31.12.2009
(In thousands of euros)	Level 1	Level 2	Level 3	Total
Financial assets at fair value through profit or loss
Cash and cash equivalent	44 158	—	—	44 158

Total	44 158	—	—	44 158

Note 30. EXPOSURE OF THE GROUP TO FINANCIAL RISKS

30.1.  Market risk

Foreign currency risk

        Meetic is not significantly exposed to foreign currency risks in respect of its business operations, since the major portion of the transactions (internet) made by its clients are invoiced or paid in Euros (approximately 68% of revenues during 2010 and 70% during 2009).

        The assets, liabilities, revenues, and expenses of foreign subsidiaries are expressed in the functional currency of the subsidiaries. The assets, liabilities, revenues, and expenses of such subsidiaries are converted into Euros in connection with the preparation of the Group's consolidated financial statements.

        If the Euro appreciates (or decreases) compared to another foreign currency, the value in Euros of assets and liabilities, revenues, and expenses initially recorded in such other currency will decrease (or increase). Thus, variations in the value of the Euro may have an effect on the value in Euros of assets, liabilities, revenues, and expenses not denominated in Euros, even if the value of such items has not changed in local currency.

        A variance of 10% of the parities of currencies other than the operating currencies of the subsidiaries would have had no effect on the Group's net income (loss) for financial year 2010 and 2009.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 30. EXPOSURE OF THE GROUP TO FINANCIAL RISKS (Continued)

Interest rate risk

        The Group is exposed to interest rate risks on its treasury investments.

        The effect of a decline in interest rates of 1 point applied to short-term rates would have no effect on the Group's net income (loss) for financial year 2010 and 2009.

Equity market risk

        The Group does not have a strategy of holding treasury shares in connection with its investments. On the other hand, it holds a small number of its own shares as a result of implementing a liquidity agreement as part of its share buy-back program. In addition, in light of the trading price of its shares, the Company decided to buy back its shares in 2008 so as to be able to honor the first portion of its free share plan without having to issue new shares.

        The Company held 10 791 of its own shares in its Treasury on 31 December 2010 and 23 217 on 31 December 2009.

        In light of the very limited number of treasury shares, the direct impact of a variance in the Company's shares on net income and shareholders' equity is believed to be negligible.

30.2.  Liquidity risk

        To manage the liquidity risk that could arise in connection with the maturity of financial liabilities, whether at their contractual due date, or prematurely, the Group has implemented a prudent financing strategy based, in particular, on investment of its excess cash in riskless financial investments.

        The Group is not subject to any bank guarantee

        The following tables detail the Group's remaining contractual maturity for its financial liabilities (interest and principal), with agreed repayment periods:

31.12.2010
(In thousands of euros)	< 1 year	1 to 5 years	> 5 years	Total
Long term borrowings and financial indebtedness	—	2 139	—	2 139
Other non-current liabilities	—	30	—	30
Short term borrowings and financial indebtedness	1 762	—	—	1 762
Trade payables and other creditors	19 116	—	—	19 116
Other liabilities	954	—	—	954

Total	21 832	2 169	—	24 001

31.12.2009
(In thousands of euros)	< 1 year	1 to 5 years	> 5 years	Total
Long term borrowings and financial indebtedness	—	3 601	—	3 601
Other non-current liabilities	—	—	—	—
Short term borrowings and financial indebtedness	348	—	—	348
Trade payables and other creditors	25 170	—	—	25 170
Other liabilities	304	—	—	304

Total	25 822	3 601	—	29 423

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 30. EXPOSURE OF THE GROUP TO FINANCIAL RISKS (Continued)

30.3.  Credit risk

        Financial instruments that could potentially subject the Group to concentrations of counterparty risk consist primarily of:

  •
  trade receivables: this risk is daily controlled through the collection process. On the other hand, with respect to the large and diverse customer base, the exposure to concentrations of credit risk is limited;

  •
  financial investments: the Group's policy is to invest on short-term marketable securities (generally less than 1 month, in respect to diversification of investments with highly rated commercial banks.

        The carrying amount of financial assets recognized in the financial statements, which is net of impairment losses, represents the Group's maximum exposure to credit risk.

        The Group does not recognize any financial asset past due but not impaired.

Note 31. RELATED PARTIES

        Related parties of the Group are executive officers, executive managers, and directors of the Group, as well as companies in which they exercise control, common control, or a significant influence, or hold significant voting rights.

31.1.  Compensation of Members of Corporate Governance Bodies and Principal Executive Officers

        The members of the corporate governance bodies and Principal Executive Officers receive compensation in the form of employee benefits and share-based payments.

        The amount of compensation (base and variable) paid to members of the corporate governance bodies and in respect of their responsibilities in 2010 was €939 141 (€ 1 072 355 in 2009). Executive officers were granted 525.000 free shares in connection with the plans as of 31 December 2010 (230.000 as of 31 December 2009). Officers are not covered by a supplemental retirement plan, but only by end-of-career indemnities provided under the applicable Collective Labour Agreement or "Convention collective" (please refer to Note 2.13)

        As of 31 December 2010, the provision for board members' fees amounted to €29.4 thousands (€ 14 thousands in 2009); this amount will be paid in 2011. As of 31 December 2010 and on 31 December 2009, there were no loans or guarantees outstanding to executive officers by Meetic SA or by any of its subsidiaries.

31.2.  Related parties transactions

        As of 31 December 2009, the provision for board members' fees amounted to € 14,000. During the board of the 17th of March 2010, all board members have decided to renounce to their fee which therefore will be paid to a charity association.

Shareholders' Agreement:

        Marc Simoncini and Match.com Pegasus Limited entered into a Shareholders' Agreement to which Meetic is a party. This agreement was previously approved by Meetic's Board of Directors on 7 May 2009. A General Meeting of Meetic's Shareholders approved this agreement on 5 June 2009.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 31. RELATED PARTIES (Continued)

        As set forth in the Recitals of this Shareholders' Agreement, Match.com Pegasus Limited and Marc Simoncini do not intend to be acting in concert with respect to MEETIC for purposes of Article L. 233-10 of the Code of Commerce, which condition is of the essence of such Shareholders' Agreement, since the purpose thereof is to protect Match.com Pegasus Limited as a minority shareholder.

        Transactions with the associate Match.com Global Investments SARL were not material for 2010.

        Other Group related parties transactions are the following:

Air transportation services agreement with Nazca Aviation Limited and Meetic

        Marc Simoncini is an executive officer and shareholder of Nazca Aviation Ltd., an Irish company. During 2010, such company billed €33 thousand to Meetic S.A. for air transport services (€63 thousand in 2009).

        According to French law on commercial relationships among subsidiaries of the group, and when applicable, these agreements are proposed to the Meetic's Board of Directors for approval and were provided to auditors and shareholders. The exhaustive agreements on commercial relationships among subsidiaries are exposed in Chapter 19 of the 2010 Annual Report. They did not generate material flows in 2010.

Note 32. CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS

Contractual obligations related to changes in scope of consolidation

        Contractual obligations received in Connection with the acquisition of shares:

  •
  Acquisition of Dating Direct: representations and warranties and related indemnification obligation expiring in early 2014.

  •
  Acquisition of Neu.de: representations and warranties and related indemnification obligation capped at €25 million, expiring in 2013 and usual representations and warranties limited to €5 million.

        As of 31 December 2009, the following contractual obligation received still was applicable.

  •
  Acquisition of MIL: representations and warranties and related indemnification obligation capped at € 18 million and last for eighteen months as from 5 June 2009.

        Representations and warranties given and received in connection with the disposal of ParPerfeito / formation of a joint company Match.com Global Investments SarL:

  •
  usual warranties given and received capped at $4.5 million

  •
  Meetic received an exit right but not an obligation to sell all of the shares held by Meetic to Match on the 3rd anniversary based on a fair value consideration. On the 4th anniversary, Match shall have the right but not the obligation to purchase all of the shares held by Meetic at their fair value at this date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 32. CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS (Continued)

Contractual obligations and commercial commitments

        In connection with its strategic alliance strategy across Europe, the Group has made commitments of €8.4 million including € 7.1 million due within one year (the rest is due between 1 and 5 years) with all of its partners. In 2009, the commitments amounted to € 4.6 million.

        Furthermore, rental expenses for the year 2010 amount to €2 million and rental commitments and guarantees amounted to € 4.3 million including €1.8 million within one year for the Group as a whole. The commitments amounted to 6.3 million in 2009.

Note 33. AUDITORS FEES

	KPMG				VACHON & ASSOCIES
	In thousands of euros		%		In thousands of euros		%
	2010	2009	2010	2009	2010	2009	2010	2009
Legal engagements for statutory and consolidated financial statements:
• Mother company	202	331	60%	48%	130	209	91%	92%
• Fully consolidated company	132	173	40%	25%	13	18	9%	8%
Other engagements:
• Mother company	—	190	0%	27%	—	—	0%	0%
• Fully consolidated company	—	—	0%	0%	—	—	0%	0%
Sub-total	334	694	100%	100%	143	227	100%	100%

Other engagements from the auditors network:
• Legal, Tax, Personnel	—	—	—	—	—	—	—	—
• Other	—	—	—	—	—	—	—	—
Sub-total	—	—	—	—	—	—	—	—

Total	334	694	100%	100%	143	227	100%	100%

Note 34. SUBSEQUENT EVENTS

        Match International Limited (MIL), a subsidiary of Meetic, set up a company named Match.com Nordic AB located in Sweden, in order to carry the activity of the Group in Sweden, Finland, Norway and Denmark. This company is operating beginning as of 1st January 2011. At the same date, MIL sold its shares in Match.com Nordic AB to Meetic SA. Match.com Nordic AB is consolidated by Meetic SA beginning as of 1st January 2011.

        According to the acquisition of Match.com International Limited in June 2009, parties agreed that a credit tax asset stays owned by the vendor of MIL, Match.com Pegasus Limited for the period prior to the acquisition.

        During the 2011 first semester, the tax authorities agreed to reimburse MIL.

        The part of the received reimbursement related to the period prior to the acquisition has been repaid to Match.com Pegasus Limited in 2011. Concerning the part of the tax credit which belongs to Meetic (for the period after the acquisition of MIL on 5 June 2009), the surplus of received repayment from the tax authorities has been recognized as an income in 2011 for € 1.5 million.

QuickLinks

  Exhibit 99.1
Meetic Audited Consolidated Financial Statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009 INDEX
Consolidated Financial Statements For the years ended 31 December 2010 and 2009
Independent Auditors' Report
Consolidated Statements of Income
Consolidated Statements of Comprehensive Income
Consolidated Statements of Financial Position
Consolidated Statements of Changes in Equity
Consolidated Statements of Cash Flows
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS